OMEGA ENVIRONMENTAL, INC.                                             EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE THREE MONTHS ENDED JUNE 30, 1996
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING



                                                                     Number     Weighted
                                                          Number    of Days    Average Shares
                                                        of Shares     O/S     (91 Day Period)
                                                        ----------  --------  ----------------
Non-Escrow Shares at March 31, 1996                     37,963,585       91     37,963,585
April -  Preferred Stock                                   859,421       88        831,088
April -  C Warrants                                        140,400       79        122,605
April - Other                                               78,617       61         52,700
May - Class action lawsuit settlement                    1,737,063       55      1,049,873
May - Other                                                 26,087       37         10,607
June - Unit Options                                      1,345,991        5         73,955
June - Other                                                31,549       18          6,286 Historical Loss  Loss Per Share
                                                        ----------  --------  ----------------
Total Historical Non-Escrow Shares                      42,182,713              40,110,699       (783,248)         (0.02)
                                                                              ---------------------------------------------
                                                                              ---------------------------------------------
Parks escrowed shares                                       75,000
ESSI escrowed shares                                        50,000
PEC escrowed shares                                         17,279
Fedco escrowed shares                                       26,087
STC escrowed shares                                         18,547
Gurr escrowed shares                                       267,766
SSC escrowed shares                                         25,988
SST escrowed shares                                         12,122
Treasury Shares                                            100,000
                                                        ----------
Total Issued & Outstanding Shares @ June 30, 1996       42,775,502
                                                        ----------


OMEGA ENVIRONMENTAL, INC.                                           EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE THREE MONTHS ENDED JUNE 30, 1995
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING




                                                                  Number       Weighted
                                                        Number    of Days   Average Shares
                                                      of Shares     O/S     (91 Day Period)
                                                      ----------  --------  ----------------
Non-Escrow Shares at March 31, 1995                   32,820,768       91     32,820,768
April Activity                                            77,462       83         70,761
May Activity                                             165,483       35         63,554
June Activity                                            600,000        3         19,780 Historical Loss  Loss Per Share
                                                      ----------            ---------------------------------------------
Total Historical Non-Escrow Shares                    33,663,713              32,974,863          (343,410)       (0.01)
                                                                            ---------------------------------------------
                                                                            ---------------------------------------------
Parks escrowed shares                                    150,000
Kelley escrowed shares                                     5,176
ESSI escrowed shares                                      50,000
PEC escrowed shares                                       34,558
Fedco escrowed shares                                     52,174
STC escrowed shares                                       37,095
Gurr escrowed shares                                     401,649
SSC escrowed shares                                       51,976
SST escrowed shares                                       24,245
Treasury Shares                                          100,000



                                                      ----------
Total Issued & Outstanding Shares @ June 30, 1995     34,570,586
                                                      ----------
